Exhibit 99.1
FOR IMMEDIATE RELEASE

Bock Communications, Inc.	Leap contact:
Valerie Breslow, Media Relations	Jim Seines, Investor Relations
714-206-3201	858-882-6084
vbreslow@bockpr.com	jseines@leapwireless.com
Leap Reports Results for Fourth Quarter and Full Year 2005
~ Company Delivers Strong Year-over-Year Growth in Service Revenues and Adjusted OIBDA; Positive Growth Trend Evident in Company’s Outlook for
First Quarter of 2006 ~
SAN DIEGO – March 16, 2006 – Leap Wireless International, Inc. [NASDAQ: LEAP], a leading provider of innovative and value-driven wireless communications services, today announced consolidated financial and operational results for the fourth quarter and full year ended December 31, 2005, reflecting strong year-over-year growth in service revenues and adjusted operating income before depreciation and amortization (OIBDA). Solid operational performance was led by the addition of nearly 46,000 net new customers during the fourth quarter, bringing the total number of net customer additions for the year to just over 117,000. These additions represent a 53% increase over the net additions of approximately 29,000 in the fourth quarter of 2004 and a 21% improvement over the full year net additions of approximately 97,000 for 2004. The Company ended 2005 with approximately 1,668,000 total customers and a customer churn rate of 4.1 percent for the fourth quarter and 3.9 percent for the full year 2005.
Total revenues for the fourth quarter were $228.9 million, an increase of $22.3 million over the total revenues of $206.6 million for the fourth quarter of 2004. Operating income for the fourth quarter was $10.8 million, an increase of $5.9 million over the $4.9 million for the fourth quarter of 2004. Net income was $5.0 million for the fourth quarter, or $0.08 per diluted share. This compares to the net loss of $6.6 million, or $0.11 per diluted share, for the fourth quarter of 2004.
“The Company had another successful quarter, reflecting continued execution of the strategic growth plans we have established for our business,” said Doug Hutcheson, president and chief executive officer of Leap. “Based on the results of the fourth quarter and full year 2005, and our first quarter outlook for new customers and adjusted OIBDA, we believe the broad impact and

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 2 of 17
value of our actions are becoming evident. We look forward to continuing progress in the coming year as we expand our services and market presence throughout 2006.”
For the full year 2005, total revenues were $914.7 million, an $88.7 million improvement over total revenues of $826.0 million for the full year 2004. Operating income for 2005 was $69.8 million, an increase of $100.0 million over an operating loss of $30.2 million for 2004. Net income for 2005 was $30.0 million, or $0.49 per diluted share. This compares to net income of $904.8 million for the full year 2004, which included $962.4 million of reorganization items, net, reflecting the net impact of fresh-start reporting and other bankruptcy-related items.
Adjusted operating income before depreciation and amortization for the fourth quarter of 2005 was $64.2 million, up $13.5 million from the adjusted OIBDA of $50.7 million for the fourth quarter of 2004. For the full year 2005, adjusted OIBDA was $275.0 million, an increase of $52.2 million from the adjusted OIBDA of $222.8 million for 2004. Adjusted OIBDA represents OIBDA adjusted to exclude the effects of: gain/loss on sale of wireless licenses and operating assets, impairment of indefinite-lived intangible assets, and stock-based compensation expense.
The adoption of fresh-start reporting as of July 31, 2004 resulted in material adjustments to the historical carrying values of the Company’s assets and liabilities. As a result, the Company’s post-emergence balance sheets, statements of operations and statements of cash flows are not comparable in many respects to the Company’s financial statements for periods ending prior to the Company’s emergence from Chapter 11.
“We are very pleased with the strong adjusted OIBDA performance delivered in the fourth quarter, and believe that our focus on cost management is readily apparent in the results we delivered for the quarter and for 2005 as a whole,” said Dean Luvisa, acting chief financial officer for Leap. “For the year, our adjusted OIBDA was up by more than $50 million, an impressive year-over-year improvement resulting from our increased customer activity, higher overall average revenues per user, and a commitment to cost leadership as a primary element of our core business strategy. As a result of our continued focus on top-line growth and underlying cost efficiency, the Company performed well ahead of our original expectations for 2005.”

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 3 of 17
Key operational and financial performance measures for the fourth quarter and full year 2005 were as follows:
•	Average revenue per user per month (ARPU) for the fourth quarter, based on service revenue, was $39.74, an improvement of $2.45 from the ARPU of $37.29 for the fourth quarter of 2004. For full year 2005, ARPU was $39.56, an improvement of $2.28 from ARPU of $37.28 for the full year 2004.
•	Cost per gross customer addition (CPGA) was $158 for the fourth quarter, comparable to the CPGA reported for the fourth quarter of 2004. For full year 2005, CPGA was $142, also comparable to the CPGA for full year 2004.
•	Non-selling cash costs per user per month (CCU) was $18.67 for the fourth quarter, a $0.07 improvement from the CCU of $18.74 for the fourth quarter of 2004. For full year 2005, CCU was $18.89, an improvement of $0.02 from the CCU of $18.91 for full year 2004.
•	Cumulative purchases of property and equipment (capital expenditures) increased by $117.7 million during the fourth quarter of 2005, bringing cumulative capital expenditures for the full year 2005 to $200.0 million.
“We have demonstrated the Company’s ability to deliver strong financial performance while investing in new services to meet the needs of our customers, launching new markets for future growth and satisfying our regulatory obligations,” continued Luvisa. “In the past year, we grew revenue and adjusted OIBDA, lowered our cost of capital and improved our liquidity, while acquiring licenses that will allow us to build our market clusters and increase our covered POPs by up to 70% in 2006. Looking forward, we see a business well prepared for expansion and development as a result of the strong growth anticipated in both new and existing Cricket markets over the coming quarters.”
Business Outlook
The following forward-looking statements are based on management’s existing plans and its review of current information, which is dynamic and subject to rapid, even abrupt change. The following forward-looking statements are qualified by that fact and speak only of management’s views as of the date of this release. Leap does not undertake any obligation to update this information. Actual results could differ materially from those stated or implied by such forward-

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 4 of 17
looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ from these forward-looking statements are described later in this release.
The Company’s current outlook for fiscal year 2006 is for:
•	Adjusted OIBDA to be in the range of $240 million to $300 million for the full year, reflecting the Company’s expectation for adjusted OIBDA growth in the markets in operation at the end of 2005 and the anticipated operational and financial performance of the markets that Leap and its joint ventures, Alaska Native Broadband 1 (ANB1) and LCW Wireless, anticipate launching in 2006.
•	Consolidated capital expenditures to be between $430 million and $500 million, reflecting investment by Leap and its joint ventures in the development of their respective properties and the expected introduction of EVDO technology during 2006.
The Company is not providing an estimate of net customer additions or churn for full year 2006 because these metrics are sensitive to new market launches and Leap cannot precisely predict the timing of these launches. Leap and its joint ventures expect to launch markets covering 14 to 20 million potential new customers by year-end.
In addition to its results for the fiscal year 2005, Leap also announced that it expects total net customer additions to be between 90,000 and 105,000 for the first quarter of 2006 and that first quarter customer churn is expected to remain comparable to the churn rate of 3.3 percent for the first quarter of 2005. The Company also announced that, for the first quarter of 2006, it anticipates consolidated adjusted OIBDA to be in the range of $68 million to $74 million.
“2005 was pivotal for the Company as we developed and implemented the strategic platform on which we plan to grow our business,” concluded Hutcheson. “As we look ahead to 2006, we expect to achieve improved results as we continue rolling out our strategic initiatives across the business. The Company delivered strong performance in 2005, which we could not have achieved without the outstanding efforts of the entire team. I believe we all share in the excitement of the coming year as we continue executing and building on our plans for success.”

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 5 of 17
Conference Call Note
As previously announced, Leap will hold a conference call to discuss these results and the initial outlook for 2006 at 8:30 a.m. Eastern Standard Time, on Thursday, March 16, 2006. Forward-looking and other material information may also be discussed during this call. Interested parties may listen to the call live by dialing 1-866-770-7120 or 1-617-213-8065 and entering reservation number 87877229. This call is also being web cast and can be accessed at the Investor Relations section of Leap’s website, www.leapwireless.com, or by accessing the following external websites: www.fulldisclosure.com or www.streetevents.com.
To listen to the call, please go to the website at least 15 minutes prior to the start time to register, and download and install any necessary audio software. An online replay is planned to follow shortly after the live conference call and will be available until April 15, 2006. The telephonic rebroadcast will be available shortly after the completion of the call and will be available until midnight on March 23, 2006. Interested parties can access the rebroadcast by dialing 1-888-286-8010 or 1-617-801-6888 and entering the reservation number 45020054.
About Leap
Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative mobile wireless services targeted to meet the needs of customers underserved by traditional communications companies. With the value of unlimited wireless services as the foundation of its business, Leap pioneered both the Cricket® and Jump™ Mobile services. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited local voice minutes, unlimited domestic long distance voice minutes, unlimited text, instant and picture messaging and additional value-added services over a high-quality, all-digital CDMA network. Designed for the mobile-dependent, urban youth market, Jump Mobile is a unique prepaid wireless service that offers customers unlimited incoming calls from anywhere with outgoing calls at an affordable 10 cents per minute and unlimited incoming and outgoing text messaging. Both Cricket and Jump Mobile services are offered without long-term commitments or credit checks. For more information, please visit www.leapwireless.com.

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 6 of 17
Notes Regarding Non-GAAP Financial Measures
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company’s financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheet, consolidated statement of operations or consolidated statement of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the telecommunications industry. Adjusted consolidated OIBDA, CPGA, and CCU are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.
Except for the historical information contained herein, this report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current forecast of certain aspects of Leap’s future. You can identify most forward-looking statements by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this report. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements. Such risks, uncertainties and assumptions include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute market expansion plans;

•	our ability to comply with the covenants in our senior secured credit facilities;

•	our ability to attract, motivate and retain an experienced workforce;

•	failure of our network systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC.

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 7 of 17
All forward-looking statements included in this news release should be considered in the context of these risk factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.
Leap and the Leap logo design are registered trademarks of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc. Cricket Unlimited Access, Cricket Unlimited Plus, Cricket Unlimited Classic, Jump Mobile, Travel Time, Cricket Clicks and the Cricket K are trademarks of Cricket Communications, Inc.

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 8 of 17
LEAP WIRELESS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS(1)
(In Thousands, Except Share Data)

	Successor Company
	December 31,	December 31,
	2005	2004
		(As Restated) (2)
Assets
Cash and cash equivalents	$293,073	$141,141
Short-term investments	90,981	113,083
Restricted cash, cash equivalents and short-term investments	13,759	31,427
Inventories	37,320	25,816
Other current assets	29,237	37,531

Total current assets	464,370	348,998
Property and equipment, net	621,946	575,486
Wireless licenses	821,288	652,653
Assets held for sale	15,145	—
Goodwill	431,896	457,637
Other intangible assets, net	113,554	151,461
Deposits for wireless licenses	—	24,750
Other assets	38,119	9,902

Total assets	$2,506,318	$2,220,887

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$167,770	$91,093
Current maturities of long-term debt	6,111	40,373
Other current liabilities	49,627	71,770

Total current liabilities	223,508	203,236
Long-term debt	588,333	371,355
Other long-term liabilities	178,359	176,240

Total liabilities	990,200	750,831

Minority interest	1,761	—

Stockholders’ equity:
Preferred stock — authorized 10,000,000 shares, $.0001 par value; no shares issued and outstanding	—	—
Common stock — authorized 160,000,000 shares, $.0001 par value; 61,202,086 and 60,000,000 shares issued and outstanding at December 31, 2005 and 2004, respectively	6	6
Additional paid-in capital	1,511,580	1,478,392
Unearned stock-based compensation	(20,942)	—
Retained earnings (accumulated deficit)	21,575	(8,391)
Accumulated other comprehensive income	2,138	49

Total stockholders’ equity	1,514,357	1,470,056

Total liabilities and stockholders’ equity	$2,506,318	$2,220,887

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 9 of 17
LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended
	December 31,
	2005	2004
		(As Restated)(2)
Revenues:
Service revenues	$194,320	$172,636
Equipment revenues	34,617	33,941

Total revenues	228,937	206,577

Operating expenses(3):
Cost of service (exclusive of items shown separately below)	(50,321)	(46,275)
Cost of equipment	(50,652)	(51,019)
Selling and marketing	(26,702)	(23,169)
General and administrative	(39,485)	(35,403)
Depreciation and amortization	(51,001)	(45,777)

Total operating expenses	(218,161)	(201,643)
Loss on sale of wireless licenses	(6)	—

Operating income	10,770	4,934
Minority interest in loss of consolidated subsidiary	(31)	—
Interest income	3,887	1,204
Interest expense	(6,683)	(11,049)
Other income (expense), net	396	(272)

Income (loss) before income taxes	8,339	(5,183)
Income taxes	(3,389)	(1,374)

Net income (loss)	$4,950	$(6,557)

Net income (loss) per share:
Basic	$0.08	$(0.11)

Diluted	$0.08	$(0.11)

Shares used in per share calculations:

Basic	60,275	60,000

Diluted	61,857	60,000

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 10 of 17
LEAP WIRELESS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(In Thousands, Except Per Share Data)

			Predecessor
	Successor Company		Company
		Five Months	Seven Months
	Year Ended	Ended	Ended
	December 31,	December 31,	July 31,
	2005	2004	2004
		(As Restated)(2)
Revenues:
Service revenues	$763,680	$285,647	$398,451
Equipment revenues	150,983	58,713	83,196

Total revenues	914,663	344,360	481,647

Operating expenses(3):
Cost of service (exclusive of items shown separately below).	(200,430)	(79,148)	(113,988)
Cost of equipment	(192,205)	(82,402)	(97,160)
Selling and marketing	(100,042)	(39,938)	(51,997)
General and administrative	(159,249)	(57,110)	(81,514)
Depreciation and amortization	(195,462)	(75,324)	(178,120)
Impairment of indefinite-lived intangible assets	(12,043)	—	—

Total operating expenses	(859,431)	(333,922)	(522,779)
Gain on sale of wireless licenses and operating assets	14,587	—	532

Operating income (loss)	69,819	10,438	(40,600)
Minority interest in loss of consolidated subsidiary	(31)	—	—
Interest income	9,957	1,812	—
Interest expense (contractual interest expense was $156.3 million for the seven months ended July 31, 2004)	(30,051)	(16,594)	(4,195)
Other income (expense), net	1,423	(117)	(293)

Income (loss) before reorganization items and income taxes	51,117	(4,461)	(45,088)
Reorganization items, net	—	—	962,444

Income (loss) before income taxes	51,117	(4,461)	917,356
Income taxes	(21,151)	(3,930)	(4,166)

Net income (loss)	$29,966	$(8,391)	$913,190

Net income (loss) per share:
Basic	$0.50	$(0.14)	$15.58

Diluted	$0.49	$(0.14)	$15.58

Shares used in per share calculations:
Basic	60,135	60,000	58,623

Diluted	61,003	60,000	58,623

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 11 of 17
LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)
(In Thousands)

			Predecessor
	Successor Company		Company
		Five Months	Seven Months
	Year Ended	Ended	Ended
	December 31,	December 31,	July 31,
	2005	2004	2004
		(As Restated)(2)
Operating activities:
Net cash provided by operating activities	$303,253	$69,752	$120,623

Investing activities:
Purchases of property and equipment	(199,972)	(49,043)	(34,456)
Prepayments for purchases of property and equipment	(9,828)	5,102	1,215
Purchases of wireless licenses	(243,960)	—	—
Proceeds from sale of wireless licenses and operating assets	108,800	—	2,000
Purchases of investments	(307,021)	(47,368)	(87,201)
Sales and maturities of investments	325,896	32,494	58,333
Restricted cash, cash equivalents and investments, net	—	12,537	9,810

Net cash used in investing activities	(326,085)	(46,278)	(50,299)

Financing activities:
Proceeds from long-term debt	600,000	—	—
Repayment of long-term debt	(418,285)	(36,727)	—
Payment of debt issuance costs	(6,951)	—	—

Net cash provided by (used in) financing activities	174,764	(36,727)	—

Net increase (decrease) in cash and cash equivalents	151,932	(13,253)	70,324
Cash and cash equivalents at beginning of period	141,141	154,394	84,070

Cash and cash equivalents at end of period	$293,073	$141,141	$154,394

SCHEDULE OF SELECTED OPERATING METRICS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Gross additions	245,817	220,484	872,271	807,868
Net additions	45,767	29,860	117,376	97,090
End of period customers	1,668,293	1,569,630	1,668,293	1,569,630
Weighted average number of customers	1,630,111	1,543,362	1,608,782	1,529,020
Churn(4)	4.1%	4.1%	3.9%	3.9%
ARPU(5)	$39.74	$37.29	$39.56	$37.28
CPGA(6)	$158	$159	$142	$142
CCU(7)	$18.67	$18.74	$18.89	$18.91
Adjusted combined consolidated OIBDA (in thousands)(8)	$64,171	$50,711	$274,982	$222,750
Adjusted consolidated OIBDA as a percentage of service revenue	33%	29%	36%	33%

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 12 of 17
Explanatory Notes to Financial Statements
(1)	In connection with its emergence from bankruptcy, the Company adopted fresh-start reporting as of July 31, 2004. Under fresh-start reporting, a new entity is deemed to be created for financial reporting purposes. Therefore, as used in these condensed consolidated financial statements, the Company is referred to as the “Predecessor Company” for periods on or prior to July 31, 2004 and is referred to as the “Successor Company” for periods after July 31, 2004, after giving effect to the implementation of fresh-start reporting. The financial statements of the Successor Company are not comparable in many respects to the financial statements of the Predecessor Company because of the effects of the consummation of the Plan of Reorganization as well as the adjustments for fresh-start reporting.
(2)	The consolidated financial information presented in this press release gives effect to certain restatement adjustments made to the Company’s consolidated financial statements as of and for the five months ended December 31, 2004 and the consolidated financial information for the three months ended December 31, 2004. Readers of this press release are encouraged to refer to the Company’s 2005 Annual Report on Form 10-K when filed for a more detailed discussion of these restatements and the Company’s financial condition.

The determination to restate the consolidated financial information was made by the Company’s Audit Committee upon the recommendation of management as a result of the identification of the following errors related to the accounting for deferred income taxes: (i) errors in the calculation of the tax bases of certain wireless licenses and deferred taxes associated with tax deductible goodwill, (ii) errors in the accounting for the release of the valuation allowance on deferred tax assets recorded in fresh-start reporting, and (iii) the determination that the netting of deferred tax assets associated with wireless licenses against deferred tax liabilities associated with wireless licenses was not appropriate, as well as the resulting error in the calculation of the valuation allowance on the license-related deferred tax assets. These errors arose in connection with the Company’s implementation of fresh-start reporting on July 31, 2004. The adjustments result from the correction of accounting errors and are not attributable to any misconduct by Company employees.

The following tables present the effects of the restatements on the previously issued consolidated financial information included in this press release (in thousands, except per share data):

	As of December 31, 2004
	Previously
	Reported	Adjustment	As Restated
Consolidated Balance Sheet Data:
Other current assets	$35,144	$2,387	$37,531
Goodwill	$329,619	$128,018	$457,637
Other current liabilities	$71,965	$(195)	$71,770
Other long-term liabilities	$45,846	$130,394	$176,240
Accumulated deficit	$(8,629)	$238	$(8,391)
Accumulated other comprehensive income	$81	$(32)	$49

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 13 of 17

	For the Three Months Ended
	December 31, 2004
	Previously
	Reported	Adjustment	As Restated
	(Unaudited)	(Unaudited)	(Unaudited)
Consolidated Statement of Operations Data:
Income tax expense	$1,464	$(90)	$1,374
Net loss	$(6,647)	$90	$(6,557)
Comprehensive loss	$(6,456)	$58	$(6,398)
Basic and diluted net loss per share	$(0.11)	$0.00	$(0.11)

	For the Five Months Ended
	December 31, 2004
	Previously
	Reported	Adjustment	As Restated
Consolidated Statement of Operations Data:
Income tax expense	$4,168	$(238)	$3,930
Net loss	$(8,629)	$238	$(8,391)
Comprehensive loss	$(8,548)	$206	$(8,342)
Basic and diluted net loss per share	$(0.14)	$0.00	$(0.14)
(3)	The Company recorded $2.4 million and $12.2 million in stock-based compensation expense for the three and twelve months ended December 31, 2005, respectively, resulting from the grant of restricted common stock and deferred stock units.

The following table shows the amount of stock-based compensation expense included in operating expenses (allocated to the appropriate line item based on employee classification) in the consolidated statement of operations for the three and twelve months ended December 31, 2005 (in thousands):

	Three Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2005	2005
Stock-based compensation expense included in:
Cost of service	$190	$1,204
Selling and marketing expenses	125	1,021
General and administrative expenses	2,079	10,020

Total stock-based compensation expense	$2,394	$12,245

(4)	Net customer additions for the twelve months ended December 31, 2005 exclude the effect of the transfer of approximately 19,000 customers as a result of the sale of the Company’s operating markets in Michigan in August 2005.
Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The Company utilizes certain financial measures that are widely used in the telecommunications industry and are not calculated based on GAAP. Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 14 of 17
(5)	Churn, which measures customer turnover, is calculated as the net number of customers that disconnect from our service divided by the weighted average number of customers, divided by the number of months during the period being measured. Customers who do not pay their first monthly bill are deducted from our gross customer additions; as a result, these customers are not included in churn. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless communications providers. Other companies may calculate this measure differently.
(6)	ARPU is service revenue divided by the weighted average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently.
(7)	CPGA is selling and marketing costs (excluding applicable stock-based compensation expense, the gain or loss on sale of handsets (generally defined as cost of equipment less equipment revenue), and costs unrelated to initial customer acquisition), divided by the total number of gross new customer additions during the period being measured. Costs unrelated to initial customer acquisition include the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers and to compare our per customer acquisition costs to those of other wireless communications providers. Other companies may calculate this measure differently.

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 15 of 17
The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA. The financial data for the twelve months ended December 31, 2004 presented below represents the combination of the Predecessor and Successor Companies’ results for that period (unaudited) (in thousands, except gross customer additions and CPGA):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Selling and marketing expense	$26,702	$23,169	$100,042	$91,935
Less stock-based compensation expense included in selling and marketing expense	(125)	–	(1,021)	–
Plus cost of equipment	50,652	51,019	192,205	179,562
Less equipment revenue	(34,617)	(33,941)	(150,983)	(141,909)
Less net loss on equipment transactions unrelated to initial customer acquisition	(3,775)	(5,090)	(16,188)	(15,181)

Total costs used in the calculation of CPGA	$38,837	$35,157	$124,055	$114,407
Gross customer additions	245,817	220,484	872,271	807,868

CPGA	$158	$159	$142	$142

(8)	CCU is cost of service and general and administrative costs (excluding applicable stock-based compensation expenses, gain or loss on sale of handsets to existing customers, and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)), divided by the weighted average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless communications providers. Other companies may calculate this measure differently.

The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU. The financial data for the twelve months ended December 31, 2004 presented below represents the combination of the Predecessor and Successor Companies’ results for that period (unaudited) (in thousands, except weighted-average number of customers and CCU):

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 16 of 17

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Cost of service	$50,321	$46,275	$200,430	$193,136
Plus general and administrative expense	39,485	35,403	159,249	138,624
Less stock-based compensation expense included in cost of service and general and administrative expense	(2,270)	–	(11,224)	–
Plus net loss on equipment transactions unrelated to initial customer acquisition	3,775	5,090	16,188	15,181

Total costs used in the calculation of CCU	$91,311	$86,768	$364,643	$346,941
Weighted-average number of customers	1,630,011	1,543,362	1,608,782	1,529,020

CCU	$18.67	$18.74	$18.89	$18.91

(9)	Adjusted consolidated OIBDA is a non-GAAP financial measure defined as consolidated operating income before depreciation and amortization, adjusted to exclude the effects of: gain/loss on sale of wireless licenses and operating assets; impairment of indefinite-lived intangible assets; and stock-based compensation expense. Although the Company has announced substantively similar measures in the past, which we called “Adjusted Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA),” Company management now uses the term adjusted OIBDA to describe this measure as it more clearly reflects the elements of the measure. Adjusted OIBDA should not be construed as an alternative to operating income or net income as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity.

In a capital-intensive industry such as wireless telecommunications, management believes adjusted consolidated OIBDA, as well as the associated percentage margin calculation, to be meaningful measures of the Company’s operating performance. We use adjusted consolidated OIBDA as a supplemental performance measure because management believes it facilitates comparisons of the Company’s operating performance from period to period and comparisons of the Company’s operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted consolidated OIBDA facilitates internal comparisons of our historical operating performance, management also uses adjusted consolidated OIBDA for business planning purposes and in measuring our performance relative to that of our competitors. In addition, we believe that adjusted consolidated OIBDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of our financial performance over time and to compare our financial performance with that of other companies in our industry.

Adjusted consolidated OIBDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

Leap Reports Results for Fourth Quarter and Full Year 2005	Page 17 of 17
•	it does not reflect capital expenditures;

•	although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted consolidated OIBDA does not reflect cash requirements for such replacements;

•	it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

•	it does not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Management understands these limitations and considers adjusted consolidated OIBDA as a financial measure that supplements but does not replace the information provided to management by our GAAP results.
The following table reconciles adjusted consolidated OIBDA to consolidated operating income (loss), which we consider to be the most directly comparable GAAP financial measure to adjusted consolidated OIBDA. The financial data for the twelve months ended December 31, 2004 presented below represents the combination of the Predecessor and Successor Companies’ results for that period (unaudited) (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Consolidated operating income (loss)	$10,770	$4,934	$69,819	$(30,162)
Plus depreciation and amortization	51,001	45,777	195,462	253,444

Consolidated OIBDA	$61,771	$50,711	$265,281	$(223,282)
Less gains (loss) on sale of wireless licenses	6	–	(14,587)	(532)
Plus impairment of indefinite-lived intangible assets	–	–	12,043	–
Plus stock-based compensation expense	2,394	–	12,245	–

Adjusted consolidated OIBDA	$64,171	$50,711	$274,982	$222,750

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